POWER OF ATTORNEY

WHEREAS, directors, certain officers, and beneficial owners of more than 10% of any equity security of UNION ELECTRIC COMPANY, a Missouri corporation (herein referred to as the “Company”), as well as certain directors and officers of Company subsidiaries, are required to file with the Securities and Exchange Commission and the New York Stock Exchange, under Section 16 of the Securities Exchange Act of 1934, as now and hereafter amended, statements regarding ownership and change in ownership of equity securities of the Company (the “Reporting Forms”); and

WHEREAS, the undersigned holds or will hold, effective June 27, 2005, an office or offices in the Company and/or Company sub-sidiaries and is or will be required to file such Reporting Forms.

NOW, THEREFORE, the undersigned hereby constitutes and appoints Steven R. Sullivan and/or Ronald K. Evans and/or Ronald S. Gieseke and/or G. L. Waters and/or any individual who hereafter holds the offices of Secretary or Assistant Secretary of the Company the true and lawful attorneys-in-fact of the under-signed, for and in the name, place and stead of the undersigned, to affix the name of the undersigned (including, without limitation, any electronic signature) to said Reporting Forms and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revoca-tion; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsi-bilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned further acknowledges that in whatever capacities he/she may hold in the Company and/or its subsidiaries in the future, this Power of Attorney shall remain in full force and effect until such time it would be revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 28th day of June, 2005:

/s/ Adam C. Heflin
Adam C. Heflin

STATE OF MISSOURI           )
                    ) SS.
COUNTY OF CALLAWAY )

On this 28th day of June, 2005, before me, the undersigned Notary Public in and for said State, personally appeared Adam C. Heflin, known to me to be the person described in and who executed the foregoing power of attorney and acknowledged to me that he/she executed the same as his/her free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Lori L. Twillman
Lori L. Twillman
Notary Public - Notary Seal
STATE OF MISSOURI
Callaway County
My Commission Expires: Aug. 3, 2007